SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.

                           FORM 8-K/A

                         CURRENT REPORT


             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                         APRIL 21, 1999
        Date of Report (date of earliest event reported)



           ULTRA SHIELD PRODUCTS INTERNATIONAL, INC.
      (Exact Name Registrant as Specified in its Charter)


    Delaware                    33-31566             77-0219055
 (State or Other              (Commission         (IRS Employer Iden-
 Jurisdiction of              File Number)        tification Number)
 Incorporation)

                  10096  6th Street, Units M-P
              Rancho Cucamonga, California  91730
            (Address of Principal Executive Offices)


                         (909) 466-0081
                (Registrant's Telephone Number,
                      Including Area Code)


                              N/A
                 Former Name or Former Address
                  If Changed Since Last Report


This Report consists of 4 pages.  Exhibits are indexed on page 2.



Item 4.  Change in Registrant's Certifying Accountant.

     On May 7, 1999, the Registrant engaged Freidman, Minsk, Cole & Fastovsky pursuant to approval of the Registrant's board of directors in the absence of an audit committee. On April 21, 1999, the Registrant notified Singer Lewak Greenbaum & Goldstein, LLP of its dismissal. The Registrant took these actions as a cost-cutting measure based on cost estimates received from the respective firms relative to certain proposed services including the Registrant's annual audit for fiscal 1998.

     There have been no disagreements between the Registrant and its independent accountants on any matter of accounting principles or practices or financial statement disclosure for the two most recent fiscal years and during the subsequent interim period through the date of dismissal.

     The principal accountant's report on the consolidated financial statements for the past two fiscal years contained a modification as to the uncertainty of the Registrant's ability to continue as a going concern.

Item 7.  Exhibits.

     (c)  Exhibits

     Exhibit 16: Letter from Singer Lewak Greenbaum & Goldstein, LLP as to revised disclosure



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 7, 1999           ULTRA SHIELD PRODUCTS
                               INTERNATIONAL, INC.



                               By /s/ Brent J. Humphrey
                                  Brent J. Humphrey, President